Exhibit 99.1

COMTECH ANNOUNCES $100 MILLION STRATEGIC GROWTH INVESTMENT

Investment Enhances Comtech’s Financial Flexibility and Accelerates Its Strategic Initiatives in Satellite Ground Station Infrastructure and Next-Generation Public Safety Solutions

MELVILLE, N.Y. -- October 18, 2021 -- Comtech Telecommunications Corp. (NASDAQ: CMTL), a leading global provider of next-generation 911 emergency systems and secure wireless communications technologies, today announced a $100.0 million investment by current shareholder White Hat Capital Partners LP (“White Hat”), an investment firm focused on sustainable value creation in technology companies serving mission-critical applications, and Magnetar Capital (“Magnetar”), a leading alternative investment manager with approximately $13.8 billion of assets under management.

This strategic growth investment significantly enhances Comtech’s financial flexibility and strengthens the Company’s ability to capitalize on its recent large contract awards and growing customer demand for its satellite communications technologies and next-generation 911 public safety solutions. Comtech expects to apply the proceeds of this investment across a range of initiatives to accelerate growth and increase profitability, including, but not limited to:

•Industry-Leading Broadband Satellite Technology: Complete the build out of the Company’s new, state-of-the-art technology centers and advanced manufacturing capabilities in Chandler, Arizona and Basingstoke, United Kingdom. These facilities will better allow Comtech to capture value from the increasing demand for satellite ground station infrastructure and next-generation broadband technology, which Comtech expects will contribute to significant growth over the next several years.

•Next-Generation 911 Business Wins: Participate at greater scale and capitalize on the ongoing 911 upgrade cycle across the United States. During fiscal year 2021, Comtech secured large, multi-year agreements with an initial lifetime value in excess of $200 million from states including Arizona, Iowa, and Pennsylvania. The Company has a robust pipeline of similar opportunities and is positioned to benefit from increased federal funding to modernize the nation’s largely outdated 911 systems.

•Attractive M&A Opportunities: Execute on a disciplined strategy of acquiring and integrating complementary technologies and capabilities, with a focus on creating shareholder value. Over the past several years, Comtech has successfully acquired leading technology companies in both the NG 911 and satellite earth station markets that have been instrumental to bolstering the Company’s market leadership, innovative offerings, and growth outlook.

White Hat and Magnetar’s strategic investment also provides Comtech additional flexibility in terms of optimizing capital allocation and maximizing shareholder value, including the continuation of its annual dividend program as well as opportunistic share repurchases under the Company’s existing common stock repurchase authorization.

In support of the Company’s vision and continued transformation, Comtech, White Hat and Magnetar have jointly agreed to appoint Mark Quinlan to the Company’s Board of Directors in conjunction with the previously announced Chief Executive Officer (“CEO”) succession. Mr. Quinlan is White Hat’s Co-Founder and Managing Partner and has more than 20 years of experience in the technology sector. Upon the appointments of Mr. Quinlan and Michael Porcelain, Comtech’s President and Chief Operating Officer (“COO”) and incoming CEO, to the Comtech Board of Directors, the Board will comprise seven (7) members, five (5) of whom are independent.

--- more ---

“We are grateful for this significant investment and endorsement of our strategy and team by sophisticated investors with deep technology experience and relationships,” said Comtech’s current Chairman and CEO, Fred Kornberg. “As an existing Comtech shareholder with a long-term investment horizon, White Hat understands our Company and the markets we serve. With White Hat’s track record of successfully advising technology companies at key inflection points, and Magnetar’s breadth of experience in the public markets, we are excited to strengthen our relationship with them as we enter this new phase of growth.”

Mr. Porcelain, President and COO of Comtech and incoming CEO added: “With this investment, we have significantly improved our ability to execute on our previously announced plans that build on customer demand and large sector trends in public safety infrastructure. We are excited by the opportunities we see in both the satellite earth station and public safety markets. White Hat and Magnetar have demonstrated deep understanding of our business, technology, core markets and growth drivers. We believe this partnership is a strong vote of confidence in our vision, our operations, and in our ability to create sustainable long-term value for all of Comtech’s stakeholders.”

“Magnetar and White Hat fully support Comtech’s strategy and the recently announced and well-thought-out leadership transition plan,” said Mr. Quinlan, White Hat Co-Founder. “We applaud the recent actions taken by the Board and management to strengthen corporate governance, increase diversity of views, and enhance shareholder value. We believe Comtech is uniquely positioned to capitalize on accelerating demand for space-based communications solutions and leverage its installed base of public safety customers to drive incremental growth in recurring revenue. We look forward to this next chapter of Comtech’s growth, building on its history of designing and delivering innovative communications solutions to meet the evolving needs of both government and commercial customers around the world.”

Summary of Investment Terms

White Hat and Magnetar will initially purchase $100.0 million of convertible preferred stock, which will be convertible into shares of Comtech common stock at a conversion price of $24.50 per share, subject to potential adjustment to $26.00 per share based on the Company’s fiscal 2022 financial performance. The preferred stock carries a 6.5% dividend, which will be payable in kind or in cash at Comtech’s election. Until March 31, 2023, White Hat and Magnetar will have a one-time right to purchase up to an additional $25.0 million of convertible preferred stock, which will be convertible into shares of Comtech common stock at a conversion price of $32.00 per share. Further details will be included in the Company’s Current Report on Form 8-K to be filed with the Securities and Exchange Commission. That report will describe the investment in additional detail, including exhibits with copies of associated transaction documentation.

Comtech expects the investment to close in October 2021, subject to customary closing conditions.

Goldman Sachs & Co. LLC is serving as exclusive financial advisor to Comtech and Proskauer Rose LLP is serving as Comtech’s legal advisor. Willkie Farr & Gallagher LLP is serving as legal advisor to Magnetar and Schulte Roth & Zabel LLP is serving as legal advisor to White Hat.

--- more ---

About Comtech

Comtech Telecommunications Corp. is a leading global provider of next-generation 911 emergency systems and secure wireless communications technologies to commercial and government customers around the world. Headquartered in Melville, New York and with a passion for customer success, Comtech designs, produces and markets advanced and secure wireless solutions. For more information, visit www.comtechtel.com.

About White Hat

Founded in 2016, White Hat Capital Partners LP focuses exclusively on concentrated, value-oriented investments in publicly-traded technology companies. White Hat constructively partners with its portfolio companies to improve strategy and capital allocation decisions, implement operational efficiencies and strengthen governance, all with a view toward improving corporate competitiveness and creating shareholder value. For more information, visit www.whitehatcp.com.

About Magnetar

Founded in 2005, Magnetar Capital is a multi-strategy alternative investment manager with approximately $13.8 billion of assets under management as of June 30, 2021. Magnetar seeks to achieve stable risk-adjusted returns by opportunistically employing a wide-range of alternative credit and fixed income, energy and infrastructure, and systematic investing strategies. Magnetar invests across regions and business structures, in both public and private markets, taking advantage of the deep rigor of fundamental and quantitative analysis. The firm is based in Evanston, Illinois, with additional offices in London and Houston. For more information, visit www.magnetar.com.

Forward-Looking Statements

This press release contains statements that are forward-looking in nature and involve certain significant risks and uncertainties, including with respect to the offering of securities, the intended use of proceeds, and the Board and management changes described above. No assurance can be given that the transaction will be completed on the terms described, or at all, or that the proceeds from the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, risks, and uncertainties, many of which are beyond the control of the Company, including those identified in the Company’s filings with the Securities and Exchange Commission. Any forward-looking information in this press release is qualified in its entirety by the risks and uncertainties described in Securities and Exchange Commission filings. The Company undertakes no obligation to release publicly any updates or revisions to any forward-looking statements contained herein except as required by law.

PCMTL
###
Media Contact:
Kekst CNC
Nicholas.Capuano@kekstcnc.com
(212) 521-4800

Investor Contact:
Comtech Investors Relations
Investors@comtech.com
(631) 962-7005